PLAN OF CHARTER CONVERSION
                            WAUWATOSA HOLDINGS, INC.


         RESOLVED, that this Plan of Charter Conversion is hereby adopted and approved as follows:

         1. Wauwatosa Holdings, Inc. (the "Company") shall convert its Wisconsin charter to a federal mid-tier stock holding company charter. The charter conversion shall be accomplished by merging the Company into a federal mid-tier stock holding company ("Federal Mid-Tier") subsidiary of Lamplighter Financial, MHC, a federal mutual holding company, with the Federal Mid-Tier as the surviving entity, or in such other manner as may be approved or required by the Office of Thrift Supervision. Attached hereto is the form of merger agreement by which the Company will merge into Federal Mid-Tier.

         2. The main office of Federal Mid-Tier following the charter conversion shall be located at: 11200 West Plank Court, Wauwatosa, Wisconsin 53226. Upon completion of the Company's conversion to a federal mid-tier stock holding company, the resulting institution shall satisfy in full, or otherwise assume, all the creditor obligations of the Company.

         4. All outstanding shares of Company common stock shall be converted on a one-for- one basis into shares of common stock of the Federal Mid-Tier.



Date: February 21, 2007